Exhibit 23.1

Deloitte & Co. S.A.

Florida 234, Piso 5°

C1005AAF

C.A.B.A., Argentina

Tel: (54-11) 4320-2700

Fax: (54-11) 4325-8081

www.deloitte.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1, filed pursuant to Rule 462(b) under the Securities Act of 1933, (i) of our report dated March 9, 2015, relating to the consolidated financial statements of Globant S.A. as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 included in the Amendment No. 1 to Registration Statement No. 333-202683 on Form F-1, and (ii) to the reference to us under the heading “Experts” in such Amendment No. 1.

Yours truly,

City of Buenos Aires, Argentina

March 26, 2015

Deloitte & Co. S.A.

/s/ Daniel S. Vardé

Partner

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.